                                                                   EXHIBIT 10.11

                         MANAGEMENT CONSULTING AGREEMENT

         THIS MANAGEMENT CONSULTING AGREEMENT (this "Agreement") is made and entered into as of April 7, 2004 ("Effective Date"), by and between TARPON INDUSTRIES, INC., (f/k/a WALL ST. ACQUISITIONS, INC., a Michigan corporation (the "Company"), and BAINBRIDGE ADVISORS, LLC, a Michigan limited liability company ("Consultant").

                                    RECITALS:

         The Company desires to retain Consultant and Consultant desires to be so retained under the terms set forth in this Agreement.

         The parties agree as follows:

         1. RETENTION OF CONSULTANT. The Company hereby retains Consultant as a consultant to the Company on the terms, and subject to the conditions, set forth in this Agreement.

         2. TERM. This Agreement shall be in effect for an initial term commencing on the date hereof and ending on the third (3rd) anniversary of the Effective Date (the Term"). The Term shall be automatically extended thereafter on a year to year basis unless the Company or Consultant provides written notice of its desire to terminate this Agreement to the other party at least 120 days prior to the expiration of the Term or 60 days prior to any one year extension of the Term.

         3. SERVICES. Consultant shall perform or cause to be performed the following services for the Company and its subsidiaries, as applicable (the "Services"):

                  (a) Advisory and consulting services ("Advisory Services") concerning the development and implementation of the Company's business and financing plans and strategy, as mutually agreed to by Consultant and the Company, which may include, without limitation, the following:

                           (i) analyzing financing alternatives, including,
                  without limitation, those arising in connection with acquisitions;

                           (ii) selecting and arranging for financing sources
                  and advisors, including senior lenders, investment bankers and underwriters, as applicable; and

                           (iii) assisting the Company in compiling information
                  necessary for inclusion in the Company's proposed S-1 Registration statement in connection with an Offering (as defined below).

                  (b) Transaction advice ("Transaction Services") concerning the Company's expansion and acquisition plans, as mutually agreed to by Consultant and the Company, which may include, without limitation, the following:



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                           (i) analyzing the Company's, or its subsidiaries',
                  potential acquisitions and dispositions;

                           (ii) conducting due diligence with respect to
                  prospective acquisition targets;

                           (iii) assisting and advising the Company in
                  negotiating definitive purchase agreements with acquisition targets; and

                           (iv) advising the Company with respect to the
                  integration of the various businesses that the Company may acquire by merger or otherwise.

         Company acknowledges and agrees that Bainbridge is not, and does not hold itself out to be, a licensed real estate agent or broker. To the extent that any Transaction entails real estate assets or real estate business such that a license as a real estate agent or broker is required for advisory fees, Consultant may employ the services of a licensed broker with respect to that portion of the Transaction requiring a licensed person, and, to the extent that such expense is less than $5,000, the expense will be paid by the Company. Otherwise, the Company and Consultant will share the expense of such licensed broker equally in absence of a mutually agreeable arrangement to the contrary.

                  (c) Other services for the Company and its subsidiaries, if applicable, upon which the Company and Consultant mutually agree.

         "Offering" means an offering and sale by the Company of its capital stock to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, or any comparable statement under any similar United States federal statute then in effect.

         4. FEES. During the Term, as extended, the Company shall pay to Consultant the following fees:

                  (a) For Advisory Services, $15,000 per month on the first day of each month during the Term commencing upon the signing of this Agreement ("Monthly Fee").

                  (b) For Transaction Services, the Company will pay Consultant the following fees:

                           (i) In the event an acquisition approved by the
                  Company's Board of Directors (a "Transaction") is consummated, the Company will pay Consultant, in accordance with Subsection
                  (ii) below, a "success fee" equal to 4% of the total consideration paid in the Transaction, subject to the minimum and maximum fees as follows:

                                 A. Subject to Subsection (ii) below, the
                           Consultant will earn upon the closing of each Transaction, a minimum success fee of $200,000 per Transaction and a maximum success fee of $300,000 per Transaction.

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                                 B. Subject to Subsection (ii) and Section 15
                           below, with respect to the proposed acquisitions of EWCO, Steelbank and Bolton (Haines) (the "Initial Transactions"), the success fee will be $200,000 for each Transaction.

                           (ii) Except as provided otherwise in this paragraph
                  4(b)(ii), any success fee earned by Consultant under this
                  Section 4(b) will be paid in 12 monthly installments commencing on the first day of the month following the closing of a Transaction. With respect to the Initial Transactions only, the fees will be payable in 18 equal monthly installments commencing on the first day of the month following the closing of an Initial Transaction; provided, however, that if the Company completes an Offering during any such 18 month payment period, all remaining unpaid fees payable with respect to each of the Initial Transactions will be reconfigured into equal monthly payments, such that the full amount of all of such fees will be fully paid at the expiration of 24 months after the date of closing of such Initial Transaction.

                  (c) Notwithstanding any provision of this Section 4 to the contrary, the total fees paid by the Company to Consultant under this Agreement will not exceed $60,000 per month; provided that this limitation shall apply only to the timing and amounts of monthly payments to Consultant without in any way reducing the obligations of the Company ultimately to pay fees due and owing to Consultant as provided in this Agreement.

                  (d) The Company will not have a right of offset against fees that have actually been paid by the Company to Consultant.

         5. STOCK OPTION. The Company hereby grants to Consultant, or its designee, fully and immediately vested options to purchase 110,000 shares of the Company's stock for a purchase price of 110% of the price per share offered to the public at the time of the Company's Offering. The options will remain exercisable for a period of ten (10) years after issue and, at the election of the holder, may be exercised in a cashless transaction by the surrender of Company shares or the reduction of exercisable options sufficient to pay the exercise price. Within 30 days after execution and delivery of this Agreement, the Company will amend its proposed 2004 Stock Option Plan as and if necessary to authorize and enable the grant of options pursuant to this section 5, and will diligently pursue obtaining appropriate approvals to the Plan as so amended, which approvals will be obtained prior to the date that the Company makes its initial filing of a registration statement in connection with the Offering. The options granted will be subject to the terms of the Stock Option Plan and any agreement issued by the Company with respect to the options will include the provisions contained in this Section 5.

         6. METHOD OF PERFORMING SERVICES. Consultant shall cause Gary D. Lewis to be the primary provider to the Company of the Services described in Section 3 and Consultant shall use such other of its personnel as it deems necessary for performance of the Services. The Services shall be performed at the reasonable direction of the Company's Board of Directors as to the timing and scope of the Services. For purposes of this paragraph, Consultant will have satisfactorily provided the required availability to perform such services so long as, with respect to Gary D. Lewis, Mr. Lewis has provided

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services to the Company of an average of at least 120 man-hours per month during the Term, with the understanding that the number of hours may increase or decrease based upon the projects and services required at the reasonable discretion of the Board of Directors. The Services will be performed on a non-exclusive basis and, to the extent that Consultant performs similar services for others, such services will not interfere with Mr. Lewis' availability to the Company to perform the Services in accordance with the terms set forth in this Agreement.

         7. COMPENSATION OF CONSULTANT'S PERSONNEL. Other than the fees and payments provided in this Agreement, the Company shall not be responsible for payment of compensation, federal or state income tax withholding and social security taxes, unemployment insurance, health or disability insurance, retirement benefits, or other welfare or pension benefits, to Consultant's personnel assigned to Company's work.

         8. LIABILITY. Neither Consultant nor any of its members, managers, or employees (collectively, the "Consultant Group") shall be liable to the Company or its affiliates for any loss, liability, damage or expense (collectively, a "Loss") arising out of or in connection with the performance of services contemplated by this Agreement, unless such Loss is a result of the gross negligence or willful misconduct of any member of the Consultant Group. Consultant makes no representations or warranties, express or implied, with respect to the services to be provided by Consultant under this Agreement.

         9. INDEMNITY.

                  (a) The Company agrees to indemnify and hold harmless the Consultant, and its respective managers, members, officers, agents and controlling persons (each an "Indemnified Party") against any and all loss, liability, claim, damage and expense whatsoever (and all actions in respect thereof), and to reimburse the Consultant for reasonable legal fees and related expenses as incurred (including, but not limited to the costs of investigating, preparing or defending any such action or claim and the costs of giving testimony or furnishing documents in response to a subpoena or otherwise), arising out of any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or other document (the "Offering Documents") or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or any breach of the representations, warranties or covenants of the Company set forth therein unless any such untrue statements or material fact, or omission was made or omitted, as the case may be, based upon information provided by, and with the actual knowledge of Consultant.

                  (b) Promptly after receipt by an Indemnified Party under this Section of notice of any claim or the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against the Company under this Section, notify in writing the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to the Indemnified Party otherwise than under this Section except to the extent the defense of the claim is prejudiced. In case any such action is brought against an Indemnified Party, and it notifies the Company of the commencement thereof, the Company

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         will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Company to the Indemnified Party of its election so to assume the defense thereof, the Company will not be liable to the Indemnified Party under this Section for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation (provided the Company has been advised in writing that such investigation is being undertaken). The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Company if the Company has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Party; provided that the fees and expenses of such counsel shall be at the expense of the Company if (i) the employment of such counsel has been specifically authorized in writing by the Company or (ii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party or Parties and the Company and, in the reasonable judgment of counsel for the Indemnified Party, it is advisable for the Indemnified Party or Parties to be represented by separate counsel due to an actual or potential conflict of interest (in which case the Company shall not have the right to assume the defense of such action on behalf of the an Indemnified Party or Parties), it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all the Indemnified Parties. No settlement of any action against an Indemnified Party shall be made unless such an Indemnified Party is fully and completely released in connection therewith.

                  (c) To provide for just and equitable contribution, if (i) an Indemnified Party makes a claim for indemnification pursuant to this
         Section 9 but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee or agent for the Company, or any controlling person of the Company), on the one hand, and the Consultant (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Consultant, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Consultant in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. In no case shall the Consultant be responsible for a portion of the contribution obligation in excess of the compensation received by it pursuant to Section 4 hereof. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls the Consultant within the meaning of Section 15 of the Securities Act or
         Section 20(a) of the Exchange Act and each officer, director, stockholder, employee and agent of the Consultant, shall have the same rights to contribution as the Consultant, and each person, if any who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, employee and agent of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 9. Anything in this Section 9 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent, not to be unreasonably withheld or delayed.

                  (d) The Company shall defend, indemnify and hold harmless the Consultant Group from and against any and all Loss arising from any claim by any third person, with respect to, or in any way related to, this Agreement (including reasonable attorneys' fees) (collectively, "Claims") resulting from any act or omission of any member of Consultant Group other than for Claims which shall be proven in a court of competent jurisdiction to be the direct result of willful misconduct by a member of Consultant Group acting within the scope of their authority.

                  (e) During the Term of this Agreement, the Company will reimburse Consultant up to $5,000 per year for the premiums associated with professional liability errors and omissions insurance but only with respect to the coverage for Services. The Company's obligation to reimburse Consultant for premiums will cease after consummation of two Transactions, other than the Initial Transactions. The coverage will cover costs of defense, in amounts not less than $1 million, covering any such action, but only with respect to the Services. To the extent any insurance is in effect, Consultant shall look to such insurance first before seeking indemnity from the Company.

         10. RELATIONSHIP OF THE PARTIES. Nothing herein will be construed to create a partnership or joint venture by or between the Company and Consultant or to make one the agent of the other. The Company and Consultant will not hold themselves out as a partner or agent of the other or to otherwise state or imply by advertising or otherwise any relationship between them in any manner contrary to the terms of this Agreement. The Company and Consultant do not have, and will not represent that they have, the power to bind or legally obligate the other. The parties acknowledge that this arrangement is not exclusive and the Company and Consultant shall have the right, subject to the provisions of Sections 6 and 12 hereunder, to enter into similar arrangements with other parties. No employee of Consultant will be considered an employee of the Company by either party for any purpose whatsoever. Except as expressly specified in this Agreement, neither Consultant nor any members of the Consultant Group shall owe the Company a fiduciary duty.

         11. CONFIDENTIALITY.

                  (a) Consultant will not, at any time during the Term (other than as may be required in connection with the performance of its Services hereunder) or thereafter, directly or indirectly, use, communicate, disclose or disseminate any Confidential Information (as defined in Subsection 11(b)) in any manner whatsoever.

                  (b) As used in Subsection 11(a), the term "Confidential Information" will mean all business and technical information including, but not limited to, information of any nature and in any form which at the time or times concerned is not generally known to those persons engaged in business similar to that conducted or contemplated by the Company (other than by an act or acts of a person not authorized to disclose such information), and which relates to one or more aspects of the future plans or the present or past business of the Company or any affiliate or predecessor, including, without limitation, patents and patent applications, inventions and improvements (whether or not patentable), development projects, policies, processes, formulas, techniques, know-how, pricing, financial information, and other facts relating to manufacturing, sales, advertising, promotions, transportation, packaging, labeling, lab techniques and testing methods, distribution, financial matters, strategies, customers and potential customers, marketing and sales methods, preparation of bids, vendor sources and vendor financing arrangements, other than information which is independently developed without using the Confidential Information in any way or which is in the public domain or which becomes available to a recipient on a non-confidential basis without violating Subsection 11A or which is required to be disclosed by law and is disclosed in the manner so required.

         12. OPPORTUNITIES. Consultant acknowledges and covenants that if Consultant becomes aware of an opportunity to acquire a company in the steel industry, such opportunity shall be deemed to be that of the Company, and Consultant will give the Company full disclosure of such opportunity, and neither Consultant nor any person under Consultant's control shall pursue such opportunity for its own account, nor shall Consultant make others aware of such opportunity, unless after full disclosure, the Company has authorized the Consultant to pursue such opportunity in writing. Consultant acknowledges that, without the written consent of the Company, that Consultant is restricted from pursuing an opportunity in the steel industry even if the Company does not pursue such opportunity on its own.

         13. DEFAULT. If the Company defaults in its payment obligations hereunder and such default is not cured within thirty (30) days after Consultant provides written notice of such default to the Company and such failure to pay is not a result of a breach by Consultant of its obligations under this Agreement, Consultant shall have the right without further notice to declare all of the Company's obligations hereunder immediately due and payable.

         14. EXPENSES. The Company agrees to pay all reasonable expenses incurred by Consultant in connection with this Agreement, including but not limited to: (a) fees and expenses of legal counsel retained at the direction of the Company in connection with performance of the Services; (b) legal fees up to $7,500 in connection with the preparation of this Agreement; and (c) out-of-pocket expenses incurred by Consultant in connection with the provision of services hereunder, including, but without limitation to travel, or the attendance at any meeting of the board of directors (or any committee thereof) of the

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Company or any of its affiliates which shall not exceed $5,000 per month without the prior written approval of the Company's Chief Executive Officer, President or the Board of Directors.

         15. TERMINATION. Neither party may terminate this Agreement prior to the expiration of its Term except in accordance with this Section 15. In the event of a breach of the provisions of this Agreement by either party, the non-breaching party promptly will give written notice to the other party detailing the breach. If the breaching party fails to cure such breach within thirty (30) days after written notice provided to the breaching party, the non-breaching party shall have the right to terminate this Agreement. If this Agreement is terminated by Company as a result of the breach by Consultant, Company shall pay Consultant only the fees earned by Consultant under Subsection 4(b)(i)(A) of this Agreement in accordance with Subsection 4(b)(ii) and will have no further obligation to pay the Monthly Fee or any fees under Subsection 4(b)(ii)(B).

         16. ATTORNEY FEES. If either party brings suit to enforce its rights under this Agreement, the non-prevailing party will reimburse the prevailing party for its reasonable attorney fees, court costs and expert witness fees.

         17. NOTICES. All notices hereunder shall be in writing and shall be delivered personally or mailed by United States mail, postage prepaid, addressed to the parties as follows:

                  TO THE COMPANY:      Tarpon Industries, Inc.
                                       2420 Wills Street
                                       Marysville, MI 48040

                  TO CONSULTANT:       Bainbridge Advisors, LLC
                                       P.O. Box 36940
                                       Grosse Pointe, MI 48236

         18. ASSIGNMENT. Neither party may assign any obligations hereunder to any other party without the prior written consent of the other party.

         19. SUCCESSORS. This Agreement and all the obligations and benefits hereunder shall inure to the successors and assigns of the parties.

         20. COUNTERPARTS. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

         21. ENTIRE AGREEMENT; MODIFICATION; GOVERNING LAW. The terms and conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein. No modifications of this Agreement nor waiver of the terms or conditions thereof shall be binding upon either party unless approved in writing by an authorized representative of such party. All issues concerning this agreement shall be governed by and

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construed in accordance with the laws of the State of Michigan, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Michigan. The persons signing this Agreement on behalf of the respective parties identified below, hereby represent and warrant that he or she has the authority to sign this Agreement on behalf of such entity and, that by doing so, this Agreement represents the binding and enforceable agreement with respect to such party.

         22. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, that invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision had never been contained within the body of this Agreement.

         23. CONSENT TO JURISDICTION. Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof shall be brought and maintained exclusively in the federal and state courts of the State of Michigan. Each of the parties hereto by execution hereof: (a) hereby irrevocably submits to the jurisdiction of the United States District Court for the Eastern District of Michigan or the Circuit Court for the County of Oakland for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof; and (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of Michigan, agrees that service of process by registered or certified mail, return receipt requested, at the address specified herein is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with the notice provision herein does not constitute good and sufficient service of process. The provisions of this Section shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of the State of Michigan.

provisions of this Section shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of the State of Michigan.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     COMPANY:

                                     TARPON INDUSTRIES, INC.,  a Michigan
                                     corporation

                                     By: /s/ Charles A. Vanella
                                        -------------------------------------
                                     Its: President & CEO

                                     CONSULTANT:

                                     BAINBRIDGE ADVISORS LLC, a Michigan limited liability company

                                     By: /s/ Gary D. Lewis
                                        --------------------------------------
                                     Its: MEMBER

                                FIRST AMENDMENT
                                       TO
                         MANAGEMENT CONSULTING AGREEMENT

         This First Amendment to Management Consulting Agreement (this "Amendment") is made and entered into as of October 13, 2004, but is effective as of April 7, 2004, by and between Tarpon Industries, Inc. (f/k/a Wall Street Acquisitions, Inc.), a Michigan corporation (the "Tarpon"), BST Acquisition, Ltd, a corporation formed under the laws of New Brunswick, Canada ("BST" and together with Tarpon, the "Company"), and Bainbridge Advisors, Inc. (formerly Bainbridge Advisors, LLC) ("Consultant").

                                    RECITALS

         A. Tarpon and Consultant are parties to that certain Management Consulting Agreement, dated April 7, 2004 (the "Agreement"), pursuant to which the Tarpon retained Consultant to provide certain Services, as more particularly described therein. Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Agreement.

         B. Tarpon and Consultant wish to amend the Agreement in accordance with the terms and conditions of this Amendment, and BST wishes to become a party to the Agreement pursuant to this Amendment.

         Therefore, the parties agree as follows:

         1. Section 3(a) is hereby amended and replaced in full with the following language:

                  "3.      Services.  Consultant shall perform or cause to be
         performed the following services for the Company and its subsidiaries as applicable (the "Services"):

                           (a) Advisory and consulting services ("Advisory
                  Services") concerning the development and implementation of the Company's (or its subsidiaries') businesses and financing plans and strategies, as mutually agreed upon by Consultant and the Company, which may include, without limitation, the following:

                                    (i)  analyzing financing alternatives,
                           including, without limitation, those arising in connection with acquisitions;

                                    (ii)  selecting and arranging for financing
                           sources and advisors, including senior lenders, investment bankers and underwriters, as applicable; and

                                    (iii) assisting Tarpon, at Tarpon's
                           direction, in compiling certain information Tarpon deems necessary for inclusion in its proposed registration statement on Form S-1 in connection with an Offering (as defined below)."

         2. Section 3(c) is hereby amended and replaced in full with the following language:

                  "(c) Other services for the Company and its subsidiaries, if applicable, at the request and direction of the Board of Directors of the Company, upon which the Company and Consultant mutually agree ("Other Services"). Unless the parties otherwise agree in writing, such Other Services shall be deemed Advisory Services, payment for which shall be included in Monthly Fee (as defined in Section 4(a) and the success fee (as defined in Section 4(b)(i)(A))."

         3. Section 4(a) is hereby amended and replaced in full with the following language:

                  "4.      Fees.  During the Term, as extended, if applicable,
         the Company shall pay to Consultant, and each Company shall be jointly and severally liable for, the following aggregate fees in consideration of Consultant's performance of the Advisory Services and Transaction
         Services:

                           (a) For Advisory Services, $15,000 per month on the
                  first day of each month during the Term commencing upon the signing of this Agreement ("Monthly Fee")."

         4. Section 4(b) is hereby amended and replaced in full with the following language:

                  "(b)     For Transaction Services, the Company will pay
         Consultant the following fees:

                                    (i) In the event an acquisition approved by
                           the Company's Board of Directors (a "Transaction") is consummated, the Company will pay Consultant, in accordance with Subsection (ii) below, a "success fee" equal to 4% of the total consideration paid in the Transaction, subject to minimum and maximum fees as follows:

                                            A.       Subject to Subsection (ii)
                                    below, the Consultant will earn upon the closing of each Transaction, a minimum success fee of $200,000 per Transaction and a maximum success fee of $300,000 per Transaction.

                                            B. Subject to Subsection (ii) below
                                    and Section 15 below, with respect to the proposed acquisitions of EWCO, Steelbank and Bolton (Haines) (the "Initial
                                    Transactions"), the success fee will be
                                    $200,000 for each Transaction.

                                    (ii) Except as provided otherwise in this
                           paragraph 4(b)(ii), any success fee earned by Consultant under this Section 4(b) will be paid in 12 monthly installments commencing on the first day of the month following the closing of a Transaction and payable on the first day of each month thereafter until such success fee is paid in full. With respect to the Initial Transactions only, the fees will be payable in 18 equal monthly installments commencing on the first day of the month following the closing of an Initial Transaction and payable on the first day of each month thereafter until such success fee is paid in full; provided, however, that if Tarpon completes an Offering during any such 18 month period, all remaining unpaid fees payable with respect to each of the Initial Transactions will be reconfigured into equal monthly payments, such that the full amount of all of such fees will be fully paid at the expiration of 24 months after the date of closing of such Initial Transaction. For purposes of clarification, the attached Schedule 4(b)(ii) sets forth the calculation of the success fees with respect to the Initial Transactions.

         5. Section 4(d) is hereby amended and replaced in full with the following language:

                  "(d) Any payment for Advisory Services or Transaction Services, once paid by the Company pursuant to this Section 4, shall be deemed to be an acknowledgement by the Company that such Advisory Services and/or Transaction Services for which such payment has been made have been fully performed by Consultant."

         6.       A new Section 4(e) is hereby added as follows:

                  "(e) Any of the aforementioned fees, including the Monthly Fee and the success fee, may be paid by any of the Company's subsidiaries or affiliates, unless such entities are contractually precluded or precluded by applicable law."

         7. Section 5 is amended and replaced in full with the following language:

                  "5.      Stock Option.  Tarpon hereby grants to Consultant, or
         its designee, fully and immediately vested options to purchase 110,000 shares of Tarpon's common stock for a purchase price of 110% of the price per share offered to the public at the time of Tarpon's Offering. The options will remain exercisable for a period of ten (10) years after issue and, at the election of the holder, may be exercised in a cashless transaction by the surrender of the shares or the reduction of exercisable options sufficient to pay the exercise price. Tarpon covenants and agrees to grant such options at the time of Tarpon's upcoming proposed initial public offering."

         8. Section 6 is hereby amended and replaced in full with the following language:

                  "6. Method of Performing Services. Consultant shall cause Gary
         D. Lewis to be the primary provider to the Company of the Services described in Section 3 and Consultant shall use such other of its personnel as it deems necessary for performance of the Services. The Services shall be preformed at the reasonable direction of the Company's Board of Directors as to the timing and scope of the Services. For purposes of this paragraph, Consultant shall have satisfactorily provided the required availability to perform such Services so long as, with respect to Gary D. Lewis, Mr. Lewis has provided Services to the Company of an average of at least an aggregate of 120 man-hours per month for each month during the Term through February 2006 and at least aggregate of 70 man-hours per month for each month thereafter during the Term (unless the Company or its subsidiaries enter into a Transaction or Transactions, other than the Initial Transactions), as recorded and calculated by Consultant (absent gross error), with the understanding that the number of hours may increase or decrease based upon the projects and services required at the reasonable discretion of the Board of Directors. The Company shall be obligated to pay the Advisory Fees and Transaction Fees, as applicable, even if the Company does not utilize Consultant for such allotted man-hours. The Services will be performed on a non-exclusive basis, provided that to the extent that Consultant performs similar services for others, such services shall not interfere with Mr. Lewis' availability to the Company to perform the Services in accordance with the terms set forth in this Agreement."

         9. Section 8 is hereby amended and replaced in full with the following language:

                  "8. Liability. Neither Consultant nor any of its officers, directors, managers, employees, agents or shareholders (collectively, the "Consultant Group") shall be liable to the Company or any of its subsidiaries or affiliates for any loss, liability, damage, expenses (including attorney's fees) (collectively, "Loss") arising out of or in connection with the performance of the Services, unless such Loss is a result of the gross negligence or willful misconduct of any party in the Consultant Group. Consultant makes no representations or warranties, express or implied, with respect to the Services."

         10. Section 9(a) is hereby amended and replaced in full with the following language:

                  "9.      Indemnity.

                           (a) Each Company and its subsidiaries hereby, jointly
                  and severally, agrees to indemnify and hold harmless Consultant and its respective officers, directors, managers, employees, agents or shareholders (each, an "Indemnified Party") against any and all loss liability, claim, damage and expense whatsoever (and all actions in respect thereof), and to reimburse the Consultant for reasonable legal fees and related expenses as incurred (including, but not limited to the costs of investigating, preparing or defending any such action or claim and the costs of giving testimony or furnishing documents in response to a subpoena or otherwise), arising out of any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or other document ("Offering Documents") or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or any breach of the representations, warranties or covenants of the Company set forth therein unless any such untrue statements or material fact, or omission was made or omitted, as the case may be, based upon information provided by, and with the actual knowledge of, Consultant."

         11. Section 9(d) is hereby amended and replaced in full with the following language:

                  "(d) Each Company and its subsidiaries, jointly and severally, shall defend, indemnify and hold harmless the Indemnified Parties from and against any and all Loss arising out of any claim by any third persons with respect to, or in any way related to, this Agreement, including the Amendment (including reasonable attorney's fees) (collectively, the "Claims") resulting from any act or omission of any member of the Consultant Group other than for Claims which shall be proven in a court of competent jurisdiction to be the direct result of willful misconduct by any member of the Consultant Group acting within the scope of their authority."

         12. Section 15 is hereby amended and replaced in full with the following language:

                  "15.     Termination.  No party may terminate this
         Agreement prior to the expiration of its Term except in accordance with this Section 15. In the event of a material breach of the provisions of this Agreement by any party, the non-breaching party promptly will give written notice to the other parties detailing the breach. If the breaching party fails to cure or terminate the activity giving rise to the breach within 30 days after written notice provided to the breaching party, the non-breaching party shall have the right to terminate this Agreement. If this Agreement is terminated by the Company as a result of the breach by Consultant, the Company shall pay Consultant only the fees earned by Consultant under Subsection 4(b)(i)(A) in accordance with Subsection 4(b)(ii) and will have no further obligation to pay the Monthly Fee or any fees under Subsection 4(b)(i)(B)."

         13. Section 17 is hereby revised to substitute Bainbridge Advisors, LLC with Bainbridge Advisors, Inc.

         14. Except as otherwise modified by this Amendment, all terms and conditions of the Agreement shall continue in full force and effect.



         IN WITNESS WHEREOF, the parties hereby execute this Amendment on the date set forth in the introductory paragraph.



                                      TARPON INDUSTRIES, INC.


                                      /s/ Peter Farquhar
                                      -------------------------------
                                      By: Peter Farquhar

                                      Its: Chairman


                                      BST ACQUISITION, LTD


                                      /s/ Peter Farquhar
                                      -------------------------------
                                      By: Peter Farquhar

                                      Its: Chairman

                                      BAINBRIDGE ADVISORS, INC.


                                      /s/ Gary D. Lewis
                                      -------------------------------
                                      By:  Gary D. Lewis

                                      Its: President


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